===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Red Hot Concepts
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

===============================================================================

                             RED HOT CONCEPTS, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, SEPTEMBER 24, 1998



         The Annual Meeting of Shareholders of Red Hot Concepts, Inc. will be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 - East Tower, Washington, DC on September 24, 1998 at 10:00 a.m. for the following purposes:

         1. To elect three Directors for the following year; and

         2. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on August 7, 1998 as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment thereof. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.



The enclosed proxy is being solicited on behalf of the Company.



                                            By order of the Board of Directors





                                            /s/ H. Michael Bush
                                            --------------------
                                            H. Michael Bush,
                                            Secretary



SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AMD RETURN IT PROMPTLY IN THE BUSINESS REPLY ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON.

                             RED HOT CONCEPTS, INC.





                       PROXY STATEMENT FOR ANNUAL MEETING

                        To Be Held on September 24, 1998





         This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Red Hot Concepts, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, NW, Suite 1100 - East Tower, Washington, DC at 10:00 a.m. on Thursday, September 24, 1998 (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named in the proxy of the intention to revoke, by execution and delivery of a later dated proxy or by appearing at the Annual Meeting and voting in person the shares of common stock ("Shares") to which the proxy relates. Shares will be voted in accordance with the instruction indicated in a properly executed proxy. If no instructions are indicated, Shares will be voted as recommended by the directors.

         This Proxy Statement and the enclosed proxy were mailed on or about August 31, 1998 to shareholders of record at the close of business on August 7, 1998 (the "Record Date"). The Company has mailed each Shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 28, 1997.

         The holders of a majority of the Shares entitled to vote present at the Annual Meeting in person or represented by proxies will constitute a quorum for the transaction of business. At the close of business on the Record Date, the Company had 3,420,782 Shares outstanding and entitled to vote. Each Share has one vote on all matters including those to be acted upon at the Annual Meeting.

         In the election of directors, the three nominees receiving a plurality of the votes cast at the meeting shall be elected. Approval of all other matters to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

         The mailing address of the Company is 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. Notices of revocation of proxies should be mailed to that address.

                         OWNERSHIP OF EQUITY SECURITIES

The table below sets forth certain information as of August 7, 1998, the record date, regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock and Preferred Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock and Preferred Stock,
(ii) each director of the Company, and (iii) all directors and executive officers as a group. On August 7, 1998, there were 3,420,782 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.

Names and Address of                                   Amount and Nature of                    Percentage of
Beneficial Owner                                       Beneficial Ownership                        Class
----------------                                       --------------------                    -------------

Woodland Limited Partnership (1)                           1,245,833 (3)                            36%
1301 K Street, N.W.
Washington, DC  20005

Colin Halpern                                                  8,333 (2)                              *

H. Michael Bush                                               20,000 (2)                              *

Robert P. Flack                                               11,666 (2)                              *

Aaron L. Lebedow                                                 -0-                                  *

All directors and officers                                    39,999 (2)                              *
As a group (3 persons)

----------------------
*  Less than 1%
(1) Woodland Limited Partnership, a limited partnership of which Woodland Group is the General Partner, owns approximately 36% of Red Hot Concepts issued and outstanding shares of Common Stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Ms. Nancy Gillon and one-third by Mrs. Gail Halpern. Gail Halpern is the wife of Colin Halpern. Jay Halpern and Nancy Gillon are the children of Gail and Colin Halpern. By reason of their indirect ownership of 100% of Woodland Limited Partnership, Mr. Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares owned by Woodland Limited Partnership. Messrs. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.


(2) Represents options to purchase shares of Common Stock exercisable within 60 days of August 7, 1998.

(3)      Including preferred shares.

                              ELECTION OF DIRECTORS



At the Annual Meeting, three Directors are to be elected, each to hold office until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted "FOR" the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable.

The nominees, their ages, the year of election of each of the nominees for the Board of Directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Company, are as follows:

         Colin Halpern, age 61, has served as Chairman of the Board of the Company since June 1994 and served as President of the Company from June 1994 to August 1996, and again, since May 1997. He also currently serves as President and Director of Crescent Capital, Inc., Chairman of the Board of International Franchise Systems, Inc., President, Chief Executive Officer and Chairman of the Board of Directors of NPS Technologies Group, Inc. ("NPS"), all of which are public companies. He has held these positions since July 1994, December 1993, and August 1983, respectively. Mr. Halpern also served as Executive Vice President of Lafayette Industries, Inc. from January 1992 through December 1996. Colin Halpern also served as President of International Franchise Systems, Inc. from December 1993 through May 1996. From 1985 to the present, Mr. Halpern has served as the Chairman of Universal Service Corp. Mr. Halpern was formerly the Chairman and Chief Executive Officer of DRC Industries, Inc., a company that, from November 1975 through October 1985, had a Budget Rent-A-Car master license agreement for the New York metropolitan area, including LaGuardia and John F. Kennedy Airports.

         In June 1991, the SEC sought and received, and NPS consented to the entering of, an order against NPS and its officers and employees that required NPS to file certain periodic reports with the SEC that had not been timely filed and permanently restrained and enjoined NPS and such officers and employees from failing to file in proper form with the SEC accurate and complete reports required to be filed by NPS pursuant to the rules and regulations of the SEC. Mr. Colin Halpern is the President and Director of NPS, which is currently inactive. Since June 1991, certain of NPS' reports have not been timely filed by NPS and other reports have not been filed in proper form. The SEC has taken no further action against NPS or any of its officers and employees.

         Robert Pace Flack, age 60, has served as a director of the Company since December 1995. Mr. Flack is currently serving as a Managing Director of Business Development Services, a private company. From December 1995 to May 1997, he served as Chief Executive Officer, President and Director of Kona Restaurant Group, Inc. From June 1989 to December 1994, Mr. Flack held several positions and most recently served as the President and Chief Executive Officer of Sonic Industries, a Nasdaq listed, fast food service, drive-in restaurant chain with over 1,300 outlets, 90% of which were franchised. He has served in senior management positions with several restaurant companies including El Chico Corporation (Nasdaq), Pizza Inn, Inc. (AMEX) and Village Kitchen Foods, Inc. Mr. Flack is a member of the National Restaurant Association and the International Franchise Association. Mr. Flack is also a director of Lincoln National Bank, Oklahoma.

         Aaron L. Lebedow, age 63, has served as a director of the Company since December 1997. Mr. Lebedow is currently serving as President of Global MarkeTactics, a market planning consulting firm he founded in 1994. From 1966 to 1993, Mr. Lebedow was Chairman of Technomic Consultants International, a strategic marketing consulting firm serving Fortune 500 and equivalent multinational firms. Mr. Lebedow is also a director of the Council of Jewish Elderly, a position he has held since 1987.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the aggregate cash compensation paid by the Company for the fifty-two weeks ended December 28, 1997 to those executive officers whose salary and bonus exceeded $100,000 and the Chief Executive Officer.



                                                                                          Long-Term Compensation
                             Annual Compensation                                                  Awards
                             -------------------                                          ----------------------
                                                          Other        Restricted     Securities
Name and                       Salary                    Annual          Stock        Underlying           All Other
Principal                  Compensation     Bonus     Compensation      Award(s)       Options          Compensation
Position          Year          ($)        ($)(1)        ($)(2)           ($)             (#)                 ($)
--------          ----     ------------    ------     ------------     ----------     ----------         ------------

Colin Halpern     1997       72,000          0          27,238            0            3,332                   0
President(3)      1996       72,000          0          15,840            0            1,666                   0
                  1995       72,000          0          60,156            0                0                   0



(1) Represents amounts paid under the Company bonus plan.

(2) For 1997, Colin Halpern's compensation includes $18,322 car allowance and $8,916 for insurance and for 1996 includes $15,840 car allowance and $7,443 for insurance and for 1995 includes $15,840 car allowance, $7,443 for insurance, and $32,760 for housing allowance. Where no amount is given, the dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3) Colin Halpern has served as President since May 1997.

Stock Option Grants

The following tables set forth, as to the executive officers, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal year 1997 and held at the end of fiscal year 1997.

                        Option Grants in Last Fiscal Year
                                Individual Grants

                                                               % of Total Options
                                       Options Granted         Granted to Employees      Exercise  or
Name                         Year          (#)(1)                 in Fiscal Year        Base Price(1)      Expiration Date
----                         ----      ---------------         --------------------     -------------      ---------------

Colin Halpern               1997          1,666(2)                     31%                    $8.25           01/01/07
                            1996          1,666(2)                      1%                  $3.9375           04/01/07


(1) Reflects one-for-three reverse split, which occurred on November 28, 1997.

(2) Represents options granted under the Company's 1996 Non-Employee Director Plan. Mr. Colin Halpern was not an executive officer of the Company at the time of grant. Such options are exercisable after the first anniversary of the grant until ten years from the date of grant.

                       Aggregated Option Exercises in Last
                      Fiscal Year and FY-End Option Values


                                                       # of Securities     # of Securities         Value of           Value of
                                                         Underlying          Underlying          Unexercised         unexercised
                     Shares                              Unexercised         Unexercised         in-the-money       in-the-money
                   acquired on          Value            Options at          Options at           option at           option at
                    exercise           Realized            FY-End              FY-End              FY-End            FY-End(1)
 Name                 (#)                ($)             Exercisable        Unexercisable        Exercisable(1)     Unexercisable
 ----              -----------         --------          -----------        -------------        --------------     -------------

Colin Helpen          0                 0                  1,666                3,332               $  --             $ --

H. Michael Bush       0                 0                  9,999               20,000               $  --             $ --

(1) Represents the difference between the option exercise price and the closing market price for the Company's Common Stock on December 31, 1997 ($1.50).

                              DIRECTOR COMPENSATION

Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee directors receive an annual fee of $5,000 and a fee of $1,000 for each board, committee, and shareholder meeting attended. During fiscal year 1997, non-employee directors participated in the 1996 Non-Employee Directors Stock Option Plan (See Note 16A of Notes to Financial Statements), which plan was adopted by the shareholders at the 1997 annual meeting of shareholders. During fiscal year 1997, Mr. Melvin Lazar was granted options to acquire 6,664 shares of common stock (reflecting the November 28, 1997 one-for-three reverse stock split) at an exercise price of $8.25, $3.9375, $1.50 and $4.03 (1,666 shares at each price) under the plan. These options have expired. In addition, Mr. Franklin Abelman was granted options to acquire 3,332 shares of common stock at an exercise price of $8.25 and $3.9375 (1,666 shares at each price) under the plan. These options have also expired.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Woodland Limited Partnership ["Woodland"] is a partnership controlled by members of Mr. Colin Halpern's family. Mr. Halpern is the President and Chairman of the Board of the Company. As of December 28, 1997, the balance due to Woodland for funds advanced to the Company was $1,011,317 which includes accrued interest payable of $230,065. This note has been extended to September 1998. During 1997, funds were advanced for $265,184 and repayments of $1,506,815 were made to Woodland.

In June 1996, as partial consideration for the conversion of short-term advances to a note payable loan, the Company issued a common stock purchase warrant entitling Woodland to purchase 166,667 shares of the Company's common stock at $7.50 per share for a period of 24 months commencing on the date of the loan. The warrants will be redeemable at $.01 per share if the closing bid price of the Company's common stock exceeds $30 for 10 consecutive trading days ending within five days of the notice of redemption. In December 1996, Woodland agreed to extend the term of the note due until June 1998 and the shares of the Company's common stock at $5.25 per share for a term expiring December 31, 1999. As of December 29, 1996, the note was recorded net of the fair value of these stock warrants at $694,556. Interest expense amortized on purchase warrants for the 52 week period ended December 28, 1997 is $130,000. The warrants were cancelled with conversion of the notes to equity.

In March 1997, the Company agreed with Woodland Limited Partnership to convert $750,000 of long-term debt to 100,000 $1.00 par value Series A convertible preferred shares. On September 25, 1997, Woodland agreed to exchange its $1.00 par value Series A non-convertible preferred shares to 375,000 $2.00 par value Series B non-convertible preferred shares.

On September 25, 1997, Woodland agreed to convert an additional $700,000 of notes payable into 350,000 $2.00 par value Series B non-convertible preferred shares. The agreed dividend is 8% and is cumulative. The preferred shares hold the same voting rights as the common shares. The warrants issued in connection with notes payable were valued at $145,522 and was accounted for as a discount to the notes payable to Woodland. At December 28, 1997, the Company amortized $116,000 as interest expense.

At December 28, 1997, dividends in arrears on the Series B non-convertible preferred stock amounted to $58,000, or $0.08 per share.

Mr. Halpern also is the Chairman of the Board of International Franchise Systems, Inc. ["IFS"]. At December 31, 1995, IFS had advanced funds to the Company in the amount of $183,635. During 1996, the entire amount was repaid. IFS charges a management fee to the Company for administration services. For the years ended December 28, 1997 and December 29,1996, this management fee was $45,000 and $25,000, respectively, and those amounts were charged to operations. IFS and one of its wholly owned subsidiaries sublease a facility to the Company in the United Kingdom. For the 52 week period ended December 28, 1997, the Company paid $133,449 for this facility. During the fifty-two week period ended December 31, 1995, IFS transferred motor vehicles under capital lease at the remaining net lease value to the Company. These motor vehicles were returned to the leasing company upon cancellation of the lease and the related asset and liability were written off during 1996.

The Company has advanced funds to and paid various expenses on behalf of Mr. Halpern. During 1996, the total amount advanced to Mr. Halpern was $15,148 with repayments of $35,000. At December 28, 1997, the total amount due to the Company from Mr. Halpern is $31,149. This amount is being offset through reimbursements due to Mr. Halpern.

Mr. Halpern's son is an attorney with a law firm that provides legal services to the Company. Legal expense incurred with this firm for the fifty-two weeks ended December 28, 1997 was $20,000. At December 28, 1997 there was a balance of $115,000 due and owing by the Company to this firm.

The Chief Financial Officer of the Company is also the Chief Financial Officer of IFS. The charge for his services was $130,000 and is allocated between the two companies.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company, from its inception, has engaged the firm of Moore Stephens, P.C. (formerly Mortenson & Associates, P.C.) as its independent public accountants.

A representative of Moore Stephens, P.C. will be present at the Annual Meeting, and will be given the opportunity to make any statement he desires to make and will be available to respond to questions.


                                  OTHER MATTERS

Management does not know of other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Shares represented by such proxy on such matters in accordance with their best judgement.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy is to be borne by the Company.

In addition to the solicitation of proxies by the use of the mails, the Company may utilize some of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. The Company does not currently intend to retain a solicitation firm to assist in the distribution of proxy statements and the solicitation of proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

                             SHAREHOLDERS' PROPOSALS

Any proposal which a Shareholder intends to present at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 15, 1998 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

The Company will provide Shareholders, without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 18, 1997, including the financial statements and schedules attached thereto, upon written request to H. Michael Bush, at Red Hot Concepts, Inc., 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817.

                                            By order of the Board of Directors



                                            /s/ H. Michael Bush
                                            -------------------
                                            H. Michael Bush,
                                            Secretary

August 10, 1998

                             RED HOT CONCEPTS, INC.

           Proxy for Annual Meeting of Shareholders September 24, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Red Hot Concepts, Inc. appoints Colin Halpern, Robert Flack, and Aaron Lebedow and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Red Hot Concepts, Inc. at the Annual Meeting of Shareholders to be held on Thursday, September 24, 1998 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1.   To elect three Directors


[  ] FOR all nominees listed below       [  ] WITHHOLD AUTHORITY
     (except as marked to the contrary        (to vote for all nominees listed
     below)                                   below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line though the nominee's name in the list below)

     Colin Halpern             Robert P. Flack             Aaron L. Lebedow


2. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

                                   (Continued and to be signed on reverse side)

(Continued from reverse side)


PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, (2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.


                                        Dated:_______________________, 1998




                                        ___________________________________
                                        Signature of Shareholder





                                        ___________________________________
                                        Signature of Shareholder



                                        SIGNATURE(S) MUST CORRESPOND EXACTLY
                                        WITH NAME(S) AS IMPRINTED HEREON. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give the full title as such, and
                                        if the signer is a corporation, please
                                        sign with the full corporate name by a
                                        duly authorized officer. If stock is
                                        held in the name of more than one
                                        person, all named holders must sign the
                                        proxy.